Registration Statement No. 333-237342 Filed Pursuant to Rule 424(b)(2)
PRICING SUPPLEMENT R2575 dated January 29, 2021 (To Prospectus Supplement dated April 20, 2020 and Prospectus dated April 20, 2020)

Bank of Montreal Medium-Term Notes ETF Linked Securities
Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

■  Linked to the SPDR® S&P® Biotech ETF

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Fund from its starting price to its ending price. The maturity payment amount will reflect the following terms:

■    If the price of the Fund increases, you will receive the original offering price plus 125% participation in the upside performance of the Fund, subject to a maximum return at maturity of 29.50% of the original offering price. As a result of the maximum return, the maximum maturity payment amount will be $1,295.00

■    If the price of the Fund decreases but the decrease is not more than 10%, you will be repaid the original offering price

■    If the price of the Fund decreases by more than 10%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the price of the Fund in excess of 10%

■   Investors may lose up to 90% of the original offering price

■  All payments on the securities are subject to the credit risk of Bank of Montreal, and you will have no ability to pursue the Fund or any securities held by the Fund for payment; if Bank of Montreal defaults on its obligations, you could lose some or all of your investment

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated initial value of the securities is $900.90 per security. As discussed in more detail in this pricing supplement, the actual value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-9.

The securities are the unsecured obligations of Bank of Montreal, and, accordingly, all payments on the securities are subject to the credit risk of Bank of Montreal. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Underwriting Discount(1) (2)	Proceeds to Bank of Montreal
Per Security	$1,000.00	$31.50	$968.50
Total	$2,954,000	$93,051	$2,860,949

(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

(2)

In respect of certain securities sold in this offering, our affiliate, BMO Capital Markets Corp., may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Terms of the Securities

Issuer:	Bank of Montreal.
Market Measure:	SPDR® S&P® Biotech ETF (the “Fund”).
Pricing Date:	January 29, 2021.
Issue Date:	February 3, 2021. (T+3)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•   if the ending price is greater than the starting price: $1,000 plus the lesser of:

(i)	$1,000	×	ending price – starting price	× participation rate	; and
starting price

(ii) the maximum return;

Maturity Payment Amount:	• if the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: $1,000; or • if the ending price is less than the threshold price: $1,000 minus:
$1,000	×	threshold price – ending price
starting price
If the ending price is less than the threshold price, you will receive less, and possibly 90% less, than the original offering price of your securities at maturity.
All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.
Stated Maturity Date:	August 3, 2023. If the calculation day is postponed, the stated maturity date will be the later of (i) August 3, 2023 and (ii) three business days after the calculation day as postponed. See “—Calculation Day” and “Additional Terms of the Securities—Market Disruption Events” for information about the circumstances that may result in a postponement of the calculation day. If the stated maturity date is not a business day, the payment required to be made on the securities on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to redemption by Bank of Montreal or repayment at the option of any holder of the securities prior to the stated maturity date.
Starting Price:	$152.88, which was the fund closing price of the Fund on the pricing date.
Fund Closing Price:	The “fund closing price” on any trading day means the product of (i) the closing price of one share of the Fund (or one unit of any other security for which the fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to the Fund on such trading day.
Closing Price:

The “closing price” for one share of the Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Fund (or any such other security) is listed or admitted to trading.

Adjustment Factor:

The “adjustment factor” means, with respect to a share of the Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” below.

PRS-2

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Ending Price:	The“ending price” will be the fund closing price of the Fund on the calculation day.
Maximum Return:	The “maximum return” is 29.50% of the original offering price per security ($295.00 per security). As a result of the maximum return, the maximum maturity payment amount is $1,295.00 per security.
Threshold Price:	$137.592, which is equal to 90% of the starting price.
Participation Rate:	125%.
Calculation Day:	July 27, 2023. If such day is not a trading day, the calculation day will be postponed to the next succeeding trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	BMO Capital Markets Corp. (“BMOCM”).
Material Tax Consequences:	For a discussion of the Canadian federal income tax considerations relating to an investment in the securities, please see the section of the prospectus supplement, “Certain Income Tax Consequences – Certain Canadian Income Tax Considerations.” For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see the section below, “Supplemental U.S. Federal Income Tax Considerations.”
Agent:

Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an underwriting discount of $31.50 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

The agent, BMOCM or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	06368EBX9
No Conversion:	The securities will not be subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”).

PRS-3

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus supplement dated April 20, 2020 and the prospectus dated April 20, 2020. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. Information in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent it is different from that information.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated April 20, 2020:

https://www.sec.gov/Archives/edgar/data/927971/000119312520112249/d908040d424b5.htm

•	Prospectus dated April 20, 2020:

https://www.sec.gov/Archives/edgar/data/927971/000119312520112240/d903160d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971. As used in this pricing supplement, “we,” “us” or “our” refers to Bank of Montreal.

PRS-4

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Estimated Value of the Securities

Our estimated initial value of the securities on the date of this pricing supplement equals the sum of the values of the following hypothetical components:

•	a fixed-income debt component with the same tenor as the securities, valued using our internal funding rate for structured notes; and

•	one or more derivative transactions relating to the economic terms of the securities.

The internal funding rate used in the determination of the initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The value of these derivative transactions are derived from our internal pricing models. These models are based on factors such as the traded market prices of comparable derivative instruments and on other inputs, which include volatility, dividend rates, interest rates and other factors. As a result, the estimated initial value of the securities on the pricing date was determined based on market conditions at that time.

For more information about the estimated initial value of the securities, see “Risk Factors” below.

PRS-5

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek 125% leveraged exposure to the upside performance of the Fund if the ending price is greater than the starting price, subject to the maximum return at maturity of 29.50% of the original offering price;
▪	desire to limit downside exposure to the Fund through the 10% buffer;
▪	understand that if the ending price is less than the starting price by more than 10%, they will receive less, and possibly 90% less, than the original offering price per security at maturity;
▪	are willing to forgo interest payments on the securities and dividends on shares of the Fund and the securities included in the index underlying the Fund (which we sometimes refer to as the “underlying index”); and
▪	are willing to hold the securities until maturity.

The securities may not be an appropriate investment for, investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
▪	are unwilling to accept the risk that the ending price of the Fund may decrease by more than 10% from the starting price;
▪	seek uncapped exposure to the upside performance of the Fund;
▪	seek full return of the original offering price of the securities at stated maturity;
▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price as set forth on the cover page of this pricing supplement;
▪	seek current income;
▪	are unwilling to accept the risk of exposure to the biotechnology sector securities represented by the Fund and its underlying index;
▪	seek exposure to the Fund but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
▪	are unwilling to accept the credit risk of Bank of Montreal to obtain exposure to the Fund generally, or to the exposure to the Fund that the securities provide specifically; or
▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein for risks related to an investment in the securities.

PRS-6

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PRS-7

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Hypothetical Payout Profile

The following profile is based on the maximum return of 29.50% or $295.00 per security, the participation rate of 125% and a threshold price equal to 90% of the starting price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price, and whether you hold your securities to maturity.

PRS-8

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

Risks Relating To The Terms And Structure Of The Securities

If The Ending Price Is Less Than The Threshold Price, You Will Receive Less, And Possibly 90% Less, Than The Original Offering Price Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending price of the Fund relative to the starting price and the other terms of the securities. Because the price of the Fund will be subject to market fluctuations, the maturity payment amount you receive may be more or less, and possibly significantly less, than the original offering price of your securities.

If the ending price is less than the threshold price, the maturity payment amount that you receive at maturity will be reduced by an amount equal to the decline in the price of the Fund to the extent it is below the threshold price (expressed as a percentage of the starting price). The threshold price is 90% of the starting price. As a result, you may receive less, and possibly 90% less, than the original offering price per security at maturity even if the price of the Fund is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

Even if the ending price is greater than the starting price, the amount you receive at stated maturity may only be slightly greater than the original offering price, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of ours or another issuer with a similar credit rating with the same stated maturity date.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service, you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “Supplemental U.S. Federal Income Tax Considerations.”

Your Return Will Be Limited To The Maximum Return And May Be Lower Than The Return On A Direct Investment In The Fund.

The opportunity to participate in the possible increases in the price of the Fund through an investment in the securities will be limited because any positive return on the securities will not exceed the maximum return. Furthermore, the effect of the participation rate will be progressively reduced for all ending prices exceeding the ending price at which the maximum return is reached.

Your Return On The Securities Could Be Less Than If You Owned The Shares Of The Fund.

Your return on the securities will not reflect the return you would realize if you actually owned the shares of the Fund. This is in part because the maturity payment amount will be determined by reference to the closing price of the shares of the Fund, without taking into consideration the value of dividends and other payments paid on those shares. In addition, the maturity payment amount will not be greater than the original offering price plus the maximum return.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the calculation day as postponed.

PRS-9

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Risks Relating To An Investment In Bank of Montreal’s Structured Debt Securities, Including The Securities

The Securities Are Subject To The Credit Risk Of Bank Of Montreal.

The securities are our obligations, and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness and you will have no ability to pursue the Fund or any securities held by the Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On Our Proprietary Pricing Models, Is Less Than The Original Offering Price.

Our initial estimated value of the securities is only an estimate, and is based on a number of factors. The original offering price of the securities exceeds our initial estimated value, because costs associated with offering, structuring and hedging the securities are included in the original offering price, but are not included in the estimated value. These costs include the underwriting discount and selling concessions, the profits that we and our affiliates and the agent and its affiliates expect to realize for assuming the risks in hedging our obligations under the securities, and the estimated cost of hedging these obligations.

The Terms Of The Securities Were Not Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the securities, we used an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the securities are less favorable to you than if we had used a higher funding rate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

Our initial estimated value of the securities as of the date of this pricing supplement was derived using our internal pricing models. This value is based on market conditions and other relevant factors, which include volatility of the Fund, dividend rates and interest rates. Different pricing models and assumptions, including those used by the agent, its affiliates or other market participants, could provide values for the securities that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the pricing date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the pricing date, the value of the securities could change dramatically due to changes in market conditions, our creditworthiness, and the other factors set forth in this pricing supplement. These changes are likely to impact the price, if any, at which WFS or its affiliates or any other party (including us or our affiliates) would be willing to purchase the securities from you in any secondary market transactions. Our initial estimated value does not represent a minimum price at which WFS or any other party (including us or our affiliates) would be willing to buy your securities in any secondary market at any time.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. WFS has advised us that, if you hold the securities through an account at WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.

Risks Relating To The Value of the Securities And Any Secondary Market

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current price of the Fund, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

PRS-10

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

•	Fund Performance. The value of the securities prior to maturity will depend substantially on the then-current price of the Fund. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the price of the Fund at such time is less than, equal to or not sufficiently above the starting price or threshold price.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Fund. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Fund changes.

•	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current price of the Fund. This difference will most likely reflect a discount due to expectations and uncertainty concerning the price of the Fund during the period of time still remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that would be payable at maturity based on the then-current price of the Fund.

•	Dividend Yields On Securities Included In The Fund. The value of the securities may be affected by the dividend yields on securities held by the Fund (the amount of such dividends may influence the closing price of the shares of the Fund).

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of the Fund. Because numerous factors are expected to affect the value of the securities, changes in the price of the Fund may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the original offering price plus the maximum return.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Fund And The Underlying Index

Historical Prices Of The Fund Or The Securities Included In The Fund Should Not Be Taken As An Indication Of The Future Performance Of The Fund During The Term Of The Securities.

The trading price of the shares of the Fund will determine the maturity payment amount payable to you at maturity. As a result, it is impossible to predict whether the ending price of the Fund will fall or rise compared to its starting price. The trading price of the shares of the Fund will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the Fund and the securities comprising the Fund are traded and the values of the Fund and such securities. Accordingly, any historical prices of the Fund do not provide an indication of the future performance of the Fund.

The Policies of the Fund’s Investment Adviser and Changes That Affect The Underlying Index Could Affect The Amount Payable On The Securities And Their Market Value.

The policies of the Fund’s investment adviser (the “fund sponsor”) concerning the management of the Fund, additions, deletions or substitutions of the securities held by the Fund, and the manner in which changes affecting the applicable underlying index are reflected in the Fund could affect the market price of shares of the Fund and, therefore, the maturity payment amount and the market value of the securities before that date. The amount payable on the securities and their market value could also be affected if the Fund’s investment adviser changes these policies, for example, by changing the manner in which it manages the Fund, or if the Fund’s investment adviser discontinues or suspends maintenance of the Fund, in which case it may become difficult to determine the market value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Fund Or The Underlying Index.

PRS-11

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Actions by any company whose securities are included in the Fund or the underlying index may have an adverse effect on the price of its security, the ending price and the value of the securities. Neither we nor WFS are affiliated with any of the other companies included in the Fund or the underlying index. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With The Fund Sponsor Or The Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the fund sponsor or the underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or the calculation of the Fund or the underlying index. We have derived the information about the sponsors, the Fund and the underlying index contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Fund, the underlying index and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment Linked To The Shares Of The Fund Is Different From An Investment Linked To The Underlying Index.

The performance of the shares of the Fund may not exactly replicate the performance of the underlying index because the Fund may not invest in all of the securities included in the underlying index and because the Fund will reflect transaction costs and fees that are not included in the calculation of the underlying index. The Fund may also hold securities or derivative financial instruments not included in the underlying index. The Fund may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of the Fund may differ from the net asset value per share of the Fund. As a result, the performance of the Fund may not correlate perfectly with the performance of the underlying index, and the return on the securities based on the performance of the Fund will not be the same as the return on securities based on the performance of the underlying index.

There Are Risks Associated With The Fund.

Although the shares of the Fund are listed for trading on a United States securities exchange and a number of similar products have been traded on such securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Fund or that there will be liquidity in the trading market.

In addition, the Fund is subject to management risk, which is the risk that the fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the fund sponsor may elect to invest certain Fund assets in shares of equity securities that are not included in the underlying index. The Fund is also not actively managed and may be affected by a general decline in market segments relating to the underlying index. Further, the fund sponsor invests in securities included in, or representative of, the underlying index regardless of their investment merits, and the fund sponsor does not attempt to take defensive positions in declining markets.

Further, under continuous listing standards adopted by the relevant securities exchange, the Fund will be required to confirm on an ongoing basis that the securities included in the underlying index satisfy the applicable listing requirements. In the event that the underlying index does not comply with the applicable listing requirements, the Fund would be required to rectify such non-compliance by requesting that the underlying index sponsor modify such underlying index, transitioning to a new underlying index or obtaining relief from the SEC. There can be no assurance that the underlying index sponsor would modify the underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in the Fund being delisted. If the Fund were delisted, the calculation agent would select a successor fund or, if no successor fund is available, would determine the fund closing price of the Fund on any date of determination.

These risks may adversely affect the price of the shares of the Fund and, consequently, the value of the securities.

PRS-12

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Fund.

You will not become a holder of shares of the Fund or a holder of securities included in the underlying index as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. You will have no right to receive delivery of any shares or securities at maturity.

The Securities Are Subject To Risks Relating To Biotech Companies And Companies In The Healthcare Sector.

Biotech companies invest heavily in research and development, which may not necessarily lead to commercially successful products. These companies are also subject to significant governmental regulation, which may delay or inhibit the release of new products. Many biotech companies are dependent upon their ability to use and enforce intellectual property rights and patents. Any impairment of such rights may have adverse financial consequences. Biotech stocks, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Biotech companies can be significantly affected by technological change and obsolescence, product liability lawsuits and consequential high insurance costs.

Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of healthcare through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.

The Fund Is Concentrated In The Biotechnology Industry And Does Not Provide Diversified Exposure.

The Fund, because it is concentrated in the biotechnology industry, may be adversely affected not only by the performance of the companies in the biotechnology industry in which it invests but also may be more susceptible to any single economic, market, political or regulatory occurrence affecting the biotechnology industry. As a result, the Fund will be more susceptible to the risks associated with these companies than a Fund that invests in companies in multiple industries.

Anti-Dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the ending price of the Fund. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of WFS or any other dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. BMOCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, BMOCM will determine the ending price of the Fund and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on the scheduled calculation day, which may result in postponement of the calculation day; determining the ending price of the Fund if the calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; adjusting the adjustment factor and other terms of the securities in certain circumstances; if the Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the ending price of the Fund; and determining whether to adjust the ending price of the Fund on the calculation day in the event of certain changes in or modifications to the Fund. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and BMOCM’s determinations as calculation agent may adversely affect your return on the securities.

PRS-13

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

•	The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. BMOCM calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by BMOCM. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the price of the Fund. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Fund, the underlying index or the companies whose securities are included in the Fund or the underlying index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Fund, the underlying index or the companies whose securities are included in the Fund or the underlying index could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Fund from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Fund, the underlying index or the companies whose securities are included in the Fund or the underlying index published on or prior to the pricing date could have resulted in an increase in the price of the Fund on the pricing date, which could adversely affect investors in the securities by increasing the price at which the Fund must close on the calculation day in order for investors in the securities to receive a favorable return.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Fund may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Fund or the underlying index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Fund or the underlying index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Fund, securities included in the Fund or the underlying index or listed or over-the-counter derivative or synthetic instruments related to the Fund or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the Fund or any of the securities included in the Fund or the underlying index, or derivative or synthetic instruments related to the Fund or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the Fund or the underlying index. These hedging activities could potentially adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the Fund, the securities included in the Fund or the underlying index and other instruments relating to the Fund or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or fee for the sale of the securities to you, this projected hedging profit will be in addition to the concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-14

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Risks Relating To Tax Matters

The Tax Consequences Of An Investment In The Securities Are Uncertain.

The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this pricing supplement.

Since the Fund is an exchange-traded fund, while the matter is not entirely clear, there exists a substantial risk that an investment in the securities is a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a United States holder in respect of the securities could be recharacterized as ordinary income, in which case certain interest charges would apply. See the section entitled “Supplemental U.S. Federal Income Tax Considerations – Potential Application of Section 1260 of the Code.”

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as “prepaid forward contracts” and other similar instruments even though that holder will not receive any payments with respect to the securities until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the securities could be treated as ordinary income. Any Treasury Regulations or other guidance promulgated after consideration of these issues could apply on a retroactive basis.

Please read carefully the section entitled “Supplemental U.S. Federal Income Tax Considerations” in this pricing supplement. You should consult your tax advisor about your own tax situation.

PRS-15

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Hypothetical Returns

The following table illustrates, for the maximum return of 29.50% or $295.00 per security and a range of hypothetical ending prices of the Fund:

•	the hypothetical percentage change from the hypothetical starting price to the hypothetical ending price;
•	the hypothetical maturity payment amount payable at stated maturity per security; and
•	the hypothetical pre-tax total rate of return.

Hypothetical ending price	Hypothetical percentage change from the hypothetical starting price to the hypothetical ending price	Hypothetical maturity payment amount payable at stated maturity per security	Hypothetical pre-tax total rate of return
$170.00	70.00%	$1,295.00	29.50%
$160.00	60.00%	$1,295.00	29.50%
$150.00	50.00%	$1,295.00	29.50%
$140.00	40.00%	$1,295.00	29.50%
$130.00	30.00%	$1,295.00	29.50%
$123.60	23.60%	$1,295.00	29.50%
$120.00	20.00%	$1,250.00	25.00%
$110.00	10.00%	$1,125.00	12.50%
$105.00	5.00%	$1,062.50	6.25%
$100.00(1)	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$89.00	-11.00%	$990.00	-1.00%
$80.00	-20.00%	$900.00	-10.00%
$75.00	-25.00%	$850.00	-15.00%
$50.00	-50.00%	$600.00	-40.00%
$25.00	-75.00%	$350.00	-65.00%

(1)	The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price is set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Fund, see the historical information set forth herein.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual starting price, and the actual ending price.

PRS-16

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, reflecting the maximum return of 29.50% or $295.00 per security and assuming a hypothetical starting price and hypothetical ending prices as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price and threshold price are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Fund, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Maturity payment amount is greater than the original offering price and reflects a return that is less than the maximum return:

Hypothetical starting price: $100.00

Hypothetical ending price:  $110.00

Because the hypothetical ending price is greater than the hypothetical starting price, the maturity payment amount per security would be equal to the original offering price of $1,000 plus a positive return equal to the lesser of:

(i)	$1,000	×	$110.00 – $100.00	× 125%	= $125.00;	and
$100.00

(ii) the maximum return of $295.00

On the stated maturity date, you would receive $1,125.00 per security.

Example 2. Maturity payment amount is greater than the original offering price and reflects a return equal to the maximum return:

Hypothetical starting price: $100.00

Hypothetical ending price:  $150.00

Because the hypothetical ending price is greater than the hypothetical starting price, the maturity payment amount per security would be equal to the original offering price of $1,000 plus a positive return equal to the lesser of:

(i)	$1,000	×	$150.00 – $100.00	× 125%	= $625.00;	and
$100.00

(ii) the maximum return of $295.00

On the stated maturity date, you would receive $1,295.00 per security, which is the maximum maturity payment amount.

In addition to limiting your return on the securities, the maximum return limits the positive effect of the participation rate. If the ending price is greater than the starting price, you will participate in the performance of the Fund at a rate of 125% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending prices that are greater than 123.60% of the starting price, since your return on the securities for any ending price greater than 123.60% of the starting price will be limited to the maximum return.

PRS-17

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Example 3. Maturity payment amount is equal to the original offering price:

Hypothetical starting price: $100.00

Hypothetical ending price: $95.00

Hypothetical threshold price: $90.00, which is 90.00% of the hypothetical starting price

Since the hypothetical ending price is less than the hypothetical starting price, but not by more than 10%, you would not lose any of the original offering price of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. Maturity payment amount is less than the original offering price:

Hypothetical starting price: $100.00

Hypothetical ending price: $50.00

Hypothetical threshold price: $90.00, which is 90% of the hypothetical starting price

Since the hypothetical ending price is less than the hypothetical starting price by more than 10%, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to:

$ 1,000 -	$1,000	×	$90.00 – $50.00	= $600.00
$100.00

On the stated maturity date, you would receive $600.00 per security.

To the extent that the starting price and ending price differ from the values assumed above, the results indicated above would be different.

PRS-18

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Additional Terms of the Securities

Bank of Montreal will issue the securities as part of a series of senior unsecured debt securities, as described in more detail in the prospectus supplement. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to the Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for the Fund means the primary exchange or quotation system on which the shares (or other applicable securities) of the Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for the Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Fund.

Calculation Agent

BMOCM, our wholly owned subsidiary, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the fund closing price of the Fund under certain circumstances;

•	determine if adjustments are required to the fund closing price of the Fund under various circumstances; and

•	if the Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the fund closing price.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of the Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

PRS-19

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

(F)	The relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to the Fund or any successor fund; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for the Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing on the calculation day, then the calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day. If the calculation day has been postponed eight trading days after the originally scheduled calculation day and a market disruption event occurs or is continuing on such eighth trading day, the calculation agent will determine the closing price of the Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of the Fund as of the close of trading on such eighth trading day.

Anti-Dilution Adjustments Relating to the Fund

The calculation agent will adjust the adjustment factor as specified below if any of the events specified below occurs with respect to the Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day.

The adjustments specified below do not cover all events that could affect the Fund, and there may be other events that could affect the Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to the Fund, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of securities which a holder of one share (or other applicable security) of the Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of the Fund has been made by the Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor and the number of shares (or other applicable security) of the Fund which a holder of one share (or other applicable security) of the Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of shares of the Fund paid or distributed is based on a fixed cash equivalent value. For example, if a one-for-one share dividend is made as to the Fund, its adjustment factor will be changed from 1 to 2.

PRS-20

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to the Fund, then the adjustment factor will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the shares of the Fund will equal the amount per share (or other applicable security) of the Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of the Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If the Fund declares or makes a distribution to all holders of the shares (or other applicable security) of the Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If the Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent will, in its sole discretion, make an adjustment to the adjustment factor or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If the Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to the Fund, then, upon the calculation agent’s notification of that determination to the trustee and to us, any subsequent fund closing price for the Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If the Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of the Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for the Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate the Fund (including but not limited to the instance in which the sponsor of the underlying index discontinues publication of the underlying index), then the calculation agent will calculate the fund closing price in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by the Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for the Fund, such successor fund or fund closing price will be used as a substitute for the Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to the Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to the Fund may adversely affect the value of the securities.

PRS-21

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-Dilution Adjustments Relating to the Fund: Reorganization Events” above.

Alternative Calculation

If at any time the method of calculating the Fund or a successor fund, or the underlying index, is changed in a material respect, or if the Fund or a successor fund is in any other way modified so that the Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of the Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of the Fund comparable to the Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of the Fund and the amounts payable on the securities with reference to such adjusted closing price of the Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated as though the date of acceleration were the calculation day.

PRS-22

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

SPDR® S&P® Biotech ETF

We have derived the following information regarding the Fund from publicly available documents relating to the Fund. We have not independently verified the accuracy or completeness of the following information. We are not affiliated with the Fund and the Fund will have no obligations with respect to the securities. This pricing supplement relates only to the securities and does not relate to the shares of the Fund or any assets included in the applicable underlying index. Neither we nor Wells Fargo Securities, LLC participates in the preparation of the publicly available documents described below. Neither we nor Wells Fargo Securities, LLC has made any due diligence inquiry with respect to the Fund in connection with the offering of the securities. There can be no assurance that all events occurring prior to the date of this pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents described below, that would affect the trading price of the shares of the Fund have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning the Fund could affect the value of the shares of the Fund on the valuation date and therefore could affect the payment at maturity.

Information concerning the Fund filed with the SEC can be obtained through the SEC’s website at www.sec.gov. None of this publicly available information is incorporated by reference into this pricing supplement.

The Fund seeks to provide investment results that correspond generally to the total return performance, before fees and expenses, of the S&P® Biotechnology Select Industry® Index. The S&P® Biotechnology Select Industry® Index is designed to measure the performance of the biotechnology sub-industry of the S&P® Total Market Index (“S&P TMI”). The Fund is composed of companies whose primary line of business is directly associated with the biotechnology sector. The Fund trades on the NYSE Arca under the ticker symbol “XBI.”

PRS-23

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Historical Information

Since its inception, the price of the Fund has experienced significant fluctuations. Any historical upward or downward trend in the closing price of the Fund during any period shown below is not an indication that the closing price of the Fund is more or less likely to increase or decrease at any time during the term of the securities. The historical prices of the Fund do not give an indication of future performance of the Fund. We cannot make any assurance that the future performance of the Fund or the trading prices of the common stocks held by the Fund will result in holders of the securities receiving a positive total return on their investment.

We obtained the closing prices of the Fund in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the Fund for the period from January 1, 2016 to January 29, 2021. The closing price on January 29, 2021 was $152.88. The historical performance of the Fund should not be taken as an indication of the future performance of the Fund during the term of the securities.

SPDR® S&P® Biotech ETF Daily Closing Price

SPDR® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

PRS-24

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

The S&P Biotechnology Select Industry® Index

The Underlying Index represents the biotechnology segment of the S&P TMI. The S&P TMI is designed to track the broad U.S. equity market. The biotechnology segment of the S&P TMI comprises the Biotechnology sub-industry. The Underlying Index is one of 21 of the S&P Select Industry Indices (the “Select Industry Indices”), each designed to measure the performance of a narrow sub-industry or group of sub-industries determined based on the Global Industry Classification Standard (“GICS”).

Membership in the Select Industry Indices is based on the GICS classification, as well as liquidity and market cap requirements. Companies in the Select Industry Indices are classified according to GICS which determines classifications primarily based on revenues; however, earnings and market perception are also considered.

To qualify for membership in the Underlying Index, at each quarterly rebalancing, S&P TMI constituents belonging to the Biotechnology sub-industry must satisfy one of the following criteria:

•	be a current constituent of the Underlying Index and have a float-adjusted market capitalization greater than or equal to $300 million and have a float-adjusted liquidity ratio (defined by dollar value traded over the previous 12 months divided by the float-adjusted market capitalization as of the index rebalancing reference date) greater than or equal to 50%,

•	have a float-adjusted market capitalization greater than or equal to $500 million with a float-adjusted liquidity ratio greater than or equal to 90% or

•	have a float-adjusted market capitalization greater than or equal to $400 million with a float-adjusted liquidity ratio greater than or equal to 150%.

The length of time to evaluate liquidity is reduced to the available trading period for initial public offerings or spin-offs that do not have 12 months of trading history. If there are fewer than 35 eligible stocks, stocks from the Life Sciences Tools & Services sub-industry that meet the market capitalization and liquidity thresholds are included in order of their float-adjusted market capitalization from largest to smallest until the minimum constituent count of 35 stocks is met. The market capitalization threshold may be relaxed to ensure that there are at least 22 stocks in the Underlying Index as of the rebalancing effective date.

The S&P TMI tracks all eligible U.S. common equities listed on the NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, or Cboe EDGX exchanges.

Calculation of the Select Industry Indices

The Select Industry Indices are equally-weighted, with adjustments to constituent weights to ensure concentration and liquidity requirements, and calculated by the divisor methodology.

The initial divisor is set to have a base index value of 1000 on the applicable base date. The index value is simply the index market value divided by the index divisor.

In order to maintain index series continuity, it is necessary to adjust the divisor at each rebalancing.

Constituent Weightings

At each quarterly rebalancing, stocks are initially equally-weighted using closing prices as of the second Friday of the last month of quarter as the reference price. Adjustments are then made to ensure that there are no stocks whose weight in the applicable Select Industry Index is more than can be traded in a single day for a given theoretical portfolio value ($2 billion, in the case of the Underlying Index).

S&P Dow Jones calculates a maximum basket liquidity weight for each stock in the applicable Select Industry Index using the ratio of its three-month median daily value traded to its applicable theoretical portfolio value. Each stock’s weight in the applicable Select Industry Index is, then, compared to its maximum basket liquidity weight and is set to the lesser of its maximum basket liquidity weight or its initial equal weight. All excess weight is redistributed across the applicable Select Industry Index to the uncapped stocks.

If necessary, a final adjustment is made to ensure that no stock in the applicable Select Industry Index has a weight greater than 4.5%. This step of the iterative weighting process may force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. In such cases, S&P Dow Jones will make no further adjustments. If any of the Select Industry Indices contain exactly 22 stocks as of the rebalancing effective date, the applicable Select Industry Index is equally weighted without basket liquidity constraints.

PRS-25

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Maintenance of the Select Industry Indices

Rebalancing. The membership of the Select Industry Indices is reviewed quarterly. Rebalancings occur after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights.

Additions. Stocks are added between rebalancings only if a deletion in the applicable Select Industry Index causes the stock count to fall below 22. In those cases, each stock deletion is accompanied with a stock addition. The new stock will be added to the applicable Select Industry Index at the weight of the deleted company. In the case of mergers involving two index constituents, the merged entity will remain in the applicable Select Industry Index provided that it meets all general eligibility requirements. The merged entity will be added to the applicable Select Industry Index at the weight of the stock deemed to be the surviving stock in the transaction (i.e., the surviving stock will not experience a weight change and its subsequent weight will not be equal to that of the pre-merger weight of the merged entities). In the case of spin-offs, the applicable Select Industry Index will follow the S&P TMI’s treatment of the action.

Deletions. A stock is deleted from the applicable Select Industry Index if the S&P TMI removes the stock. If a stock deletion causes the number of stocks in the applicable Select Industry Index to fall below 22, each stock deletion is accompanied with a corresponding stock addition. In case of GICS® changes, where a company does not belong to a qualifying sub-industry after the classification change, it is removed from the applicable Select Industry Index at the next rebalancing.

Adjustments. The tables below summarize the types of index maintenance adjustments, and indicate whether or not a divisor adjustment is required:

S&P TMI Actions

S&P TMI Action	Adjustment Made to Select Industry Index	Divisor Adjustment?
Constituent Deletion	If the constituent is a member of a Select Industry Index, it is dropped.	Yes
Constituent Addition

Only in cases where the deletion causes the stock count to fall below 22 stocks, then the deletion is accompanied by an addition assuming the weight of the dropped stock.

If a stock is removed from a Select Industry Index at a price of $0.00, the stock’s replacement will be added to the applicable Select Industry Index at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted stock was not valued at $0.00.

In the case of additions due to spin-offs, the Select Industry Indices follow the S&P TMI’s treatment of the action.

No, except in the case of stocks removed at $0.00
GICS® Change	None. If, after the GICS® change, a stock no longer qualifies to belong to a Select Industry Index, it is removed at the next rebalancing.	No

PRS-26

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Corporate Actions

Corporate Action	Adjustment Made to Select Industry Index	Divisor Adjustment?
Spin-Off	In general, both the parent stock and spun-off stocks will remain in the applicable Select Industry Index until the next index rebalancing, regardless of whether they conform to the theme of the applicable Select Industry Index.	No
Rights Offering	The price is adjusted to the price of the parent company minus (the price of the rights subscription/rights ratio). The index shares change so that the company’s weight remains the same as its weight before the rights offering.	No
Stock Dividend, Stock Split or Reverse Stock Split	The index shares are multiplied by and price is divided by the split factor.	No
Share Issuance or Share Repurchase	None	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

PRS-27

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA” and, each such plan, an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, individual retirement accounts and Keogh plans subject to Section 4975 of the Code and entities such as collective investment funds, partnerships or separate accounts whose underlying assets are deemed to include “plan assets” of such ERISA Plans, accounts or plans (collectively, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case referred to herein as “parties in interest”) with respect to such Plans. As a result of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. Where the Bank of Montreal or our affiliate is or becomes a party in interest with respect to a Plan, the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code and result in civil penalties or other liabilities under ERISA or an excise tax under Section 4975 of the Code unless such acquisition and holding is pursuant to and in accordance with applicable statutory, regulatory or administrative relief.

In this regard, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions where neither Bank of Montreal nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “Service Provider Exemption”). Moreover, the United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. Those exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

Accordingly, the securities may not be purchased or held by any Plan or any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for exemptive relief under one or more of the PTCEs listed above or under the Service Provider Exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Each purchaser or holder of the securities or any interest therein will therefore be deemed to have represented by such purchase and holding that it either (1) is not a Plan and is not purchasing the securities on behalf of or with “plan assets” of any Plan or (2) its purchase and holding of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code, but may be subject to similar rules under applicable laws or regulations (“Similar Laws”). As such, any purchaser or holder of the securities or any interest in the securities which is, or is investing the assets of, a non-ERISA arrangement will be deemed to have represented by its purchase and holding of the securities that such purchase and holding will not violate the provisions of any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the Service Provider Exemption or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable. If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

PRS-28

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

None of us, the agent or our respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or holding of securities by any Plan or Non-ERISA Arrangement. Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of securities to any Plan or Non-ERISA Arrangement is in no respect a representation by Bank of Montreal, the agent or any of our respective affiliates that such an investment is appropriate for, or meets all applicable legal requirements with respect to investments by, Plans or Non-ERISA Arrangements.

PRS-29

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Supplemental U.S. Federal Income Tax Considerations

The following is a general description of certain U.S. federal income tax considerations relating to the securities. It does not purport to be a complete analysis of all U.S. federal income tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the securities and receiving payments under the securities. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

The following section supplements and, to the extent applicable, supersedes the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to United States holders (as defined in the accompanying prospectus) and non-United States holders (as defined below). It applies only to those holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. The discussion in this section does not apply to holders subject to special rules, including holders subject to Section 451(b) of the Code.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether the Fund, or issuer of any of the component stocks included in the underlying index, would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the Fund or an issuer of one or more of such stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply. You should refer to any available information filed with the SEC by the Fund and consult your tax advisor regarding the possible consequences to you in this regard.

We will treat the securities as not effectively connected with our U.S. trade or business, as determined for U.S. federal income tax purposes. As a result, we intend to treat any payments with respect to the securities, as determined for U.S. federal income tax purposes, as foreign-sourced.

United States Holders

In the opinion of our counsel, Morrison & Foerster LLP, it is reasonable to treat the securities described in this pricing supplement as pre-paid cash-settled derivative contracts in respect of the Fund that are “open transactions” for U.S. federal income tax purposes, and by purchasing a security, you agree with us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all U.S. federal income tax purposes in accordance with such characterization. If the securities are so treated, subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, a United States holder generally should recognize capital gain or loss upon the sale or maturity of the securities in an amount equal to the difference between the amount a United States holder receives at such time and the United States holder’s tax basis in the securities. In general, a United States holder’s tax basis in the securities will equal the price the holder paid for the securities. Capital gain recognized by an individual United States holder generally is taxed at preferential rates where the property is held for more than one year and generally is taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations. The holding period for securities of a United States holder who acquires the securities upon issuance generally will begin on the date after the issue date (i.e., the settlement date) of the securities. If the securities are held by the same United States holder until maturity, that holder’s holding period generally will include the maturity date. It is possible that the Internal Revenue Service could assert that a United States holder’s holding period in respect of the securities should end on the date on which the amount the holder is entitled to receive upon the maturity of the securities is determined, even though the holder will not receive any amounts from us in respect of the securities prior to the maturity of the securities. In such case, a United States holder may be treated as having a holding period in respect of the securities that is one year or less even if the holder receives cash upon maturity of the securities at a time that is more than one year after the beginning of its holding period.

PRS-30

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Potential Application of Section 1260 of the Code

Since shares of the Fund are the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-thru entities such as ETFs, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, there exists a substantial risk that an investment in the securities is, in whole or in part, a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a United States holder in respect of the securities will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in a gross income inclusion for the United States holder in taxable years prior to the taxable year of the sale or maturity (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale or maturity).

If an investment in the securities is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a United States holder in respect of the security will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the security will equal the excess of (i) any long-term capital gain recognized by the United States holder in respect of the security and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such United States holder would have had if such United States holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the security attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets upon the date of sale or maturity of the security at fair market value (and appropriately taking into account any leveraged upside exposure). To the extent any gain is treated as long-term capital gain after application of the recharacterization rules of Section 1260 of the Code, such gain would be subject to U.S. federal income tax at the rates that would have been applicable to the net underlying long-term capital gain. However, unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. United States holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the securities.

Alternative Treatments

Alternative tax treatments of the securities are also possible, and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, it would be possible to treat the securities, and the Internal Revenue Service might assert that the securities should be treated, as a single debt instrument. Because the securities have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments. If the securities are so treated, a United States holder generally would be required to accrue interest currently over the term of the securities even though that holder will not receive any payments from us prior to maturity. In addition, any gain a United States holder might recognize upon the sale or maturity of the securities would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the Internal Revenue Service could seek to characterize the securities in a manner that results in tax consequences that are different from those described above. For example, the Internal Revenue Service could assert that any gain or loss that a holder may recognize upon the sale or maturity of the securities should be treated as ordinary gain or loss.

The Internal Revenue Service released a notice that may affect the taxation of holders of the securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis, and they sought taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently, and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. We intend to treat the securities for U.S. federal income tax purposes in accordance with the treatment described in this pricing supplement unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Backup Withholding and Information Reporting

Please see the discussion under “United States Federal Income Taxation—Other Considerations—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

PRS-31

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Non-United States Holders

The following discussion applies to non-United States holders of the securities. A non-United States holder is a beneficial owner of a security that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

As referenced above, we intend to treat payments with respect to a security as not effectively connected with our U.S. trade or business, and thus as foreign-sourced, for U.S. federal income tax purposes. As a result, except as discussed below, generally a non-United States holder will not be subject to U.S. federal income or withholding tax with respect to a security unless payments with respect to such security are effectively connected with the conduct by the holder of a U.S. trade or business or, under certain limited circumstances, the holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the sale or maturity of the securities.

Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States, and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-United States holder. Under Treasury Department regulations, payments (including deemed payments) with respect to equity -linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the Internal Revenue Service has issued guidance that states that the Treasury Department and the Internal Revenue Service intend to amend the effective date of the Treasury regulations to provide that withholding on “dividend equivalent” payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on the terms of the securities and certain representations provided by us, the securities should not be delta-one instruments within the meaning of Section 871(m) of the Code and the Treasury regulations promulgated thereunder. Accordingly, if the securities are not delta-one instruments and are issued before January 1, 2023, non-United States holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Fund or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-United States holders that enter, or have entered, into other transactions in respect of the Fund or any of the securities included in the underlying index should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gains, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with certain certifications. Proposed regulations eliminate the original requirement under FATCA to withhold from the gross proceeds from the disposition of financial instruments, and may be relied upon pending their finalization.

To the extent that the securities and payments with respect thereto are properly treated as described herein for U.S. federal income tax purposes, we do not expect FATCA withholding will apply to payments on the securities. However, if we (or an applicable withholding agent) determine withholding is appropriate with respect to the securities, we (or such agent) will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the securities.

PRS-32

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Supplemental Plan of Distribution (Conflicts of Interest)

The securities are being purchased by the agent as principal, pursuant to a distribution agreement between the agent and us. The agent has agreed to pay certain of our out-of-pocket expenses of the issue of the securities.

From time to time, the agent and its affiliates have engaged, and in the future may engage, in transactions with and performance of services for us for which they have been, and may be, paid customary fees. In particular, an affiliate of the agent may be our hedge counterparty for a hedge relating to our obligations under the securities.

In the future, the agent and its affiliates may purchase and resell the offered securities in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or otherwise. Wells Fargo Securities, LLC may act as principal or agent in such transactions.

The agent has committed to purchase all of these securities in the initial public offering of the securities if any are purchased. The agent will receive an underwriting discount of $31.50 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. These securities dealers may include WFA. In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Proceeds to be received by us in this offering will be net of the underwriting discount, commission and expenses payable by us.

The securities are new issues of securities with no established trading markets. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates, and BMOCM and its affiliates, may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period.

Our broker-dealer subsidiary, BMOCM, does not expect to make a market in the securities. If BMOCM determines that the agent is unable or unwilling to make a market in the securities at any time, BMOCM may, but is not obligated to, make a market in the securities at that time. If BMOCM makes a market in the securities at any time, its valuation of the securities may differ from the agent’s valuation, and consequently the price at which it may be willing to purchase the securities may differ from (and be lower than) the price at which the agent would have purchased the securities at that time.

We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

No action has been or will be taken by us, the agent or any broker-dealer affiliates of either us or the agent that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus and prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement and prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any broker-dealer affiliates of either us or the agent.

Conflicts of Interest

Wells Fargo Securities, LLC is the agent for the distribution of the securities and is an affiliate of Wells Fargo Bank, National Association, which acts as trustee under the senior debt indenture governing the securities. Therefore, if a default occurs with respect to the securities, the trustee would have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In that event, except in very limited circumstances, the trustee would be required to resign as trustee under the senior debt indenture governing the securities and we would be required to appoint a successor trustee. If the trustee resigns following a default, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the senior debt indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to holders of the securities under the senior debt indenture and (b) a conflicting interest under the senior debt indenture for purposes of the Trust Indenture Act.

PRS-33

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Selling Restrictions

The securities and the related offer to purchase securities and sale of securities under the terms and conditions provided in this pricing supplement and the related prospectus supplement and prospectus do not constitute a public offering in any non-U.S. jurisdiction, and are being made available only to individually identified investors pursuant to a private offering as permitted in the relevant jurisdiction. The securities are not, and will not be, registered with any securities exchange or registry located outside of the United States and have not been registered with any non-U.S. securities or banking regulatory authority. The contents of this document have not been reviewed or approved by any non-U.S. securities or banking regulatory authority. Any person who wishes to acquire the securities from outside the United States should seek the advice or legal counsel as to the relevant requirements to acquire these securities.

Argentina

The securities are not and will not be marketed in Argentina by means of a public offering, as such term is defined under Section 2 of Law Number 26,831, as amended. No application has been or will be made with the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to offer the securities in Argentina. The contents of this pricing supplement and the related prospectus supplement and prospectus have not been reviewed by the Argentine Comisión Nacional de Valores.

Brazil

The securities have not been, and will not be issued nor publicly placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Comissão de Valores Mobiliáros (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law 6,385/76, and CVM applicable regulation. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. Persons wishing to offer or acquire the securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

The securities have not been, and will not be, registered under the laws and regulations of the British Virgin Islands, nor has any regulatory authority in the British Virgin Islands passed comment upon or approved the accuracy or adequacy of this document. This pricing supplement and the related prospectus supplement and prospectus shall not constitute an offer, invitation or solicitation to any member of the public in the British Virgin Islands for the purposes of the Securities and Investment Business Act, 2010, of the British Virgin Islands.

Chile

Neither the issuer nor the securities have been registered with the Comisión Para el Mercado Financiero pursuant to Law No. 18.045, the Ley de Mercado de Valores and regulations thereunder, so they cannot be publicly offered in Chile. This pricing supplement (and the related prospectus supplement and prospectus) do not constitute an offer of, or an invitation to subscribe for or purchase, the securities in the republic of Chile, other than to individually identified buyers pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not addressed to the public at large or to a certain sector or specific group of the public).

European Economic Area

The securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (the “EEA”) or in the U.K. For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (“the Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the U.K. has been prepared, and therefore, offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the U.K. may be unlawful under the PRIIPs Regulation.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. The pricing supplement and the related prospectus supplement and prospectus may not be publicly distributed in Mexico. The securities may only be offered in a private offering pursuant to Article 8 of the Securities Market Law.

PRS-34

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Panama

The securities have not been and will not be registered with the Superintendency of Securities Market of the Republic of Panama under Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act, including the private placement rule based on number 2 of Article 83 of Law Decree 1 of July 8, 1999 (or number 2 of Article 129 of the Unified Text of Law Decree 1 of July 8, 1999). The securities do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendency of Securities Market of the Republic of Panama.

Paraguay

The sale of the securities qualifies as a private placement pursuant to Law No. 5810/17 “Stock Market”. The securities must not be offered or sold to the public in Paraguay, except under circumstances which do not constitute a public offering in accordance with Paraguayan regulations. The securities are not and will not be registered before the Paraguayan securities supervisory body Comisión Nacional de Valores (“CNV”) the Paraguayan private stock exchange Bolsa de Valores y Productos de Asunción (“BVPASA”). The issuer is also not registered before the CNV or the BVPASA.

In no case may securities not registered before the CNV be offered to the general public via mass media such as press, radio, television, or internet when such media are publicly accessible in the Republic of Paraguay, regardless of the location from where they are issued.

The privately placed securities are not registered with the National Securities Commission, and therefore do not have tax benefits and are not negotiable through the BVPASA. Privately placed securities may have less liquidity, making it difficult to sell such securities in the secondary market, which could also affect the sale price. Private securities of issuers not registered before the CNV may not have periodic financial information or audited financial statements, which could generate greater risk to the investor due to the asymmetry of information. It is the responsibility of the investor to ascertain and assess the risk assumed in the acquisition of the security.

Peru

The securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (“SMV”) nor the Lima Stock Exchange Registry (“RBVL”) for their public offering in Peru under the Peruvian Capital Markets Law (Law No. 861/ Supreme Decree No. 093-2002) and the decrees and regulations thereunder. Consequently, the securities may not be offered or sold, directly or indirectly, nor may this pricing supplement or the related prospectus supplement, the prospectus or any other material relating to the securities be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering under Peruvian regulation and without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute securities to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

Taiwan

The securities may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.

Uruguay

The sale of the securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public S-31 offering or distribution under Uruguayan laws and regulations. The securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.

PRS-35

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P® Biotech ETF due August 3, 2023

Validity Of The Securities

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Senior Indenture, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed and issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Senior Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Senior Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Senior Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Senior Debt Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated April 20, 2020, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated April 20, 2020.

In the opinion of Morrison & Foerster LLP, when the pricing supplement has been attached to, and duly notated on, the master note that represents the securities, and the securities have been issued and sold as contemplated by the prospectus supplement and the prospectus, the securities will be valid, binding and enforceable obligations of Bank of Montreal, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated April 20, 2020, which has been filed as Exhibit 5.4 to the Bank’s Form 6-K dated April 20, 2020.

PRS-36